                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1



                         INDEX TO FINANCIAL STATEMENTS

               LEGENDS BANK AND LEGENDS FINANCIAL HOLDINGS, INC.

                                                                                            PAGE
Independent Auditor's Report.............................................................    F-2

Balance Sheets at December 31, 2001 and 2000.............................................    F-3

Statements of Operations
for the years ended December 31, 2001, 2000 and 1999.....................................    F-4

Statements of Comprehensive Earnings
for the years ended December 31, 2001, 2000 and 1999.....................................    F-5

Statements of Changes in Stockholders' Equity
for the years ended December 31, 2001, 2000 and 1999.....................................    F-6

Statements of Cash Flows
for the years ended December 31, 2001, 2000 and 1999.....................................    F-7

Notes to Financial Statements
for the years ended December 31, 2001, 2000 and 1999.....................................    F-9

Consolidated Balance Sheets
as of September 30, 2002 and December 31, 2001...........................................    F-26

Consolidated Statements of Operations
for the three months and nine months
ended September 30, 2002 and 2001........................................................    F-27

Consolidated Statements of Comprehensive Earnings
for the three months and nine months ended
September 30, 2002 and 2001..............................................................    F-28

Consolidated Statement of Cash Flows
for the nine months ended September 30, 2002 and 2001....................................    F-29

Notes to unaudited financial statements..................................................    F-32

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Legends Bank

We have audited the accompanying balance sheets of Legends Bank as of December 31, 2001 and 2000 and the related statements of operations, comprehensive earnings (loss), changes in stockholders' equity and cash flows for each of the three years ended December 31, 2001. These financial statements are the responsibility of Legends Bank management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legends Bank as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



                                            /s/ Maggart & Associates, P.C.


                                           -------------------------------------
                                           Certified Public Accountants
                                           Nashville, Tennessee
                                           January 24, 2002 (except for Note
                                           1(M) as to which the date is
                                           September 17, 2002)

                                  LEGENDS BANK

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000


                                                                                   In Thousands
                                                                             -------------------------
                                                                               2001             2000
                                                                             --------         --------
                                     ASSETS

Loans, less allowance for possible loan losses of
   $755,000 and $552,000, respectively                                       $ 62,295           42,163
Securities available-for-sale, at market (amortized cost of
   $19,695,000 and $21,290,000, respectively)                                  19,740           21,246
Federal funds sold                                                                 --            2,290
                                                                             --------         --------
                  Total earning assets                                         82,035           65,699
                                                                             --------         ========

Cash and due from banks                                                         3,826            2,457
Bank premises and equipment, net                                                3,418            3,393
Accrued interest receivable                                                       445              436
Other real estate owned                                                           174               --
Deferred tax asset, net                                                            61               --
Other assets                                                                       67               52
                                                                             --------         --------

                  Total assets                                               $ 90,026           72,037
                                                                             ========         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                     $ 73,438           57,497
Accrued interest payable                                                          453              490
Accounts payable and other liabilities                                            563               77
Income taxes payable                                                                2               --
Advances from Federal Home Loan Bank                                            2,500            1,500
                                                                             --------         --------
                  Total liabilities                                            76,956           59,564
                                                                             --------         --------

Stockholders' equity:
   Preferred stock, no par value, authorized 1,000,000 shares,
     no shares issued                                                              --               --
   Common stock, par value $1 per share, authorized 2,000,000 shares,
     1,370,702 and 1,369,682 shares issued and outstanding,
     respectively                                                               1,371            1,370
   Additional paid-in capital                                                  12,205           12,197
   Deficit                                                                       (551)          (1,050)
   Net unrealized gain (losses) on available-for-sale securities                   45              (44)
                                                                             --------         --------
                  Total stockholders' equity                                   13,070           12,473
                                                                             --------         --------

COMMITMENTS AND CONTINGENCIES

                  Total liabilities and stockholders' equity                 $ 90,026         $ 72,037
                                                                             ========         ========

                                  LEGENDS BANK

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                                            In Thousands
                                                                     (except per share amounts)
                                                              ----------------------------------------
                                                                2001            2000            1999
                                                              --------        --------        --------
Interest income:
   Interest and fees on loans                                 $  4,467           3,400           1,476
   Interest and dividends on taxable securities                  1,324           1,180             494
   Interest on Federal funds sold                                   52             113             122
                                                              --------        --------        --------
                  Total interest income                          5,843           4,693           2,092
                                                              --------        --------        --------

Interest expense:
   Interest on negotiable order of withdrawal accounts             308             193              15
   Interest on money market and savings accounts                   419             538             243
   Interest on certificates of deposits over $100,000            1,088             965             319
   Interest on certificates of deposits - other                    835             700             282
   Interest on Federal funds purchased                              12               6              --
   Interest on advances from Federal Home Loan Bank                122              41              --
                                                              --------        --------        --------
                  Total interest expense                         2,784           2,443             859
                                                              --------        --------        --------

Net interest income before provision for possible
   loan losses                                                   3,059           2,250           1,233
Provision for possible loan losses                                 307             246             204
                                                              --------        --------        --------
Net interest income after provision for possible
   loan losses                                                   2,752           2,004           1,029

Non-interest income:
   Other fees and commissions                                      478             232              86
   Gain on sale of securities                                      115               6              13
                                                              --------        --------        --------
                  Total non-interest income                        593             238              99
                                                              --------        --------        --------

Non-interest expense:
   Employee salaries and benefits                                1,407           1,050             858
   Occupancy expenses                                              242             135              85
   Furniture and equipment expense                                 337             308             142
   Other operating expenses                                        860             661             490
                                                              --------        --------        --------
                  Total non-interest expense                     2,846           2,154           1,575
                                                              --------        --------        --------

                  Earnings (loss) before income taxes              499              88            (447)

Income taxes                                                        --              --              --
                                                              --------        --------        --------

                  Net earnings (loss)                         $    499              88            (447)
                                                              ========        ========        ========

Basic earnings (loss) per common share                        $    .36             .06            (.40)
                                                              ========        ========        ========

Diluted earnings (loss) per common share                      $    .36             .06            (.40)
                                                              ========        ========        ========

                                  LEGENDS BANK

                   STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                                          In Thousands
                                                            ------------------------------------------
                                                              2001             2000              1999
                                                            --------         --------         --------
Net earnings (loss)                                         $    499               88             (447)
                                                            --------         --------         --------

Other comprehensive gains (losses):
   Unrealized gains (losses) on available-for-sale
     securities arising during period                            204              163             (163)
   Reclassification adjustment for gains included in
     net earnings (loss)                                        (115)              (6)             (13)
                                                            --------         --------         --------
              Other comprehensive earnings (losses)               89              157             (176)
                                                            --------         --------         --------

              Comprehensive earnings (loss)                 $    588              245             (623)
                                                            ========         --------         ========

                                  LEGENDS BANK

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                                    In Thousands
                                    -------------------------------------------------------------------------------
                                                                                         Net
                                                                                      Unrealized
                                                                                        Gain
                                                                                       (Loss)
                                                     Additional                      On Available-
                                      Common          Paid-In                          For-Sale
                                       Stock          Capital          Deficit        Securities         Total
                                    ------------    ------------    ------------     ------------     ------------
Balance December 31, 1998           $      1,080           7,920            (691)             (25)           8,284

Issuance of 273,410 shares of
   $1 par value common stock                 274           4,140              --               --            4,414

Net unrealized loss on
   available-for-sale securities              --              --              --             (176)            (176)

Loss for the year                             --              --            (447)              --             (447)
                                    ------------    ------------    ------------     ------------     ------------

Balance December 31, 1999                  1,354          12,060          (1,138)            (201)          12,075

Issuance of 16,272 shares of
   $1 par value common stock                  16             137              --               --              153

Net unrealized gain on
   available-for-sale securities              --              --              --              157              157

Earnings for the year                         --              --              88               --               88
                                    ------------    ------------    ------------     ------------     ------------

Balance December 31, 2000                  1,370          12,197          (1,050)             (44)          12,473

Issuance of 1,020 shares of
   $1 par value common stock                   1               8              --               --                9

Net unrealized gain on
   available-for-sale securities              --              --              --               89               89

Earnings for the year                         --              --             499               --              499
                                    ------------    ------------    ------------     ------------     ------------

Balance December 31, 2001           $      1,371          12,205            (551)              45           13,070
                                    ============    ============    ============     ============     ============

                                  LEGENDS BANK

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                     In Thousands
                                                          ----------------------------------
                                                            2001         2000         1999
                                                          --------     --------     --------
Cash flows from operating activities:
   Interest received                                      $  5,874        4,493        1,925
   Fees received                                               528          174           86
   Interest paid                                            (2,821)      (2,190)        (637)
   Cash paid to suppliers and employees                     (2,574)      (2,003)      (1,453)
   Income taxes paid                                           (59)          --           --
                                                          --------     --------     --------
           Net cash provided by (used in) operating
              activities                                       948          474          (79)
                                                          --------     --------     --------

Cash flows from investing activities:
   Purchase of available-for-sale securities               (11,304)     (17,622)      (9,315)
   Proceeds from maturities, calls and principal
     payments of available-for-sale securities               6,536        1,502        2,123
   Proceeds from sale of available-for-sale securities       6,388        6,499        1,952
   Loans made to customers, net of repayments              (20,439)     (16,938)     (22,380)
   Purchase of bank premises and equipment, net               (309)        (736)      (1,968)
   Purchase of other real estate                              (174)          --           --
                                                          --------     --------     --------
           Net cash used in investing activities           (19,302)     (27,295)     (29,588)
                                                          --------     --------     --------

Cash flows from financing activities:
   Net increase in non-interest bearing, savings and
     NOW deposit accounts                                    3,035       16,795        9,465
   Net increase in time deposits                            12,906        6,774       15,760
   Proceeds from sale of common stock                            9          153        4,414
   Proceeds from short-term borrowings                         483           --           --
   Proceeds from Federal Home Loan Bank Advances             1,000        1,500           --
                                                          --------     --------     --------
           Net cash provided by financing activities        17,433       25,222       29,639
                                                          --------     --------     --------

Net decrease in cash and cash equivalents                     (921)      (1,599)         (28)

Cash and cash equivalents at beginning of year               4,747        6,346        6,374
                                                          --------     --------     --------

Cash and cash equivalents at end of year                  $  3,826        4,747        6,346
                                                          ========     ========     ========

                                  LEGENDS BANK

              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                              In Thousands
                                                               ------------------------------------------
                                                                 2001             2000             1999
                                                               --------         --------         --------
Reconciliation of earnings (loss) to net cash
  provided by (used in) operating activities:
     Earnings (loss)                                           $    499               88             (447)
     Adjustments to reconcile earnings (loss) to net
       cash provided by (used in) operating activities:
         Depreciation, amortization and accretion                   266              160              131
         Gain on sale of securities                                  (7)              (6)             (13)
         Provision for possible loan losses                         307              246              204
         Increase in accrued interest receivable                     (9)            (206)            (178)
         Increase in other assets                                   (15)             (17)             (35)
         Increase (decrease) in interest payable                    (37)             253              222
         Increase (decrease) in other liabilities                     3              (44)              37
         Increase in deferred taxes and income taxes
           payable                                                  (59)              --               --
                                                               --------         --------         --------
                Total adjustments                                   449              386              368
                                                               --------         --------         --------

                Net cash provided by (used in)
                operating activities                           $    948              474              (79)
                                                               ========         ========         ========

Supplemental Schedule of Non-Cash Activities:

   Decrease (increase) in unrealized loss on available-
     for-sale securities                                       $     89              157             (176)
                                                               ========         ========         ========

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of Legends Bank are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. The following is a brief summary of the more significant policies.

         (A)      ORGANIZATION

                  Legends Bank is a state chartered bank which began operations on November 12, 1998. Prior to opening, the organizers created an organizational fund which was used to fund operating and organization costs. The organization costs, employee salaries and benefits, and other operating costs during the pre-opening period have been charged to expense in 1998. In addition, prior to opening, an escrow account was established for the purpose of accepting stockholder subscriptions. Interest earnings on this account have been included in interest on interest-bearing deposits in financial institutions in the statement of operations for 1998.

         (B)      NATURE OF OPERATIONS

                  Legends Bank operates under a state bank charter and provides full banking services. As a state bank, Legends Bank is subject to regulations of the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation. The area served by Legends Bank is Montgomery County, Tennessee and surrounding counties of Middle Tennessee. Services are provided at the main office and a branch in Clarksville, Tennessee.

         (C)      ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to determination of the allowance for possible loan losses and the valuation of debt and equity securities and the related deferred taxes.

         (D)      LOANS

                  Loans are stated at the principal amount outstanding. Unearned discount, deferred loan fees net of loan acquisition costs, and the allowance for possible loan losses are shown as reductions of loans. Loan origination and commitment fees and certain loan-related costs are being deferred and the net amount amortized as an adjustment of the related loan's yield over the contractual life of the loan. Unearned discount represents the unamortized amount of finance charges, principally related to certain installment loans. Interest income on most loans is accrued based on the principal amount outstanding.

                  Legends Bank follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." These pronouncements apply to impaired loans except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment including residential mortgage and installment loans.

                  A loan is impaired when it is probable that Legends Bank will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


                  Impaired loans are measured at the present value of expected future cash flows discounted at the loan's effective interest rate, at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, Legends Bank shall recognize an impairment by creating a valuation allowance with a corresponding charge to the provision for possible loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for possible loan losses.

                  Legends Bank's residential mortgage and installment loans are divided into various groups of smaller-balance, homogeneous loans that are collectively evaluated for impairment and, thus, are not subject to the provisions of SFAS Nos. 114 and
                  118. Substantially all other loans of Legends Bank are evaluated for impairment under the provisions of SFAS Nos. 114 and 118.

                  Legends Bank considers all loans subject to the provisions of SFAS Nos. 114 and 118 that are on a nonaccrual status to be impaired. Loans are placed on nonaccrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Delays or shortfalls in loan payments are evaluated along with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on nonaccrual status is also based on an evaluation of the borrower's financial condition, collateral, liquidation value, and other factors that affect the borrower's ability to pay.

                  Generally, at the time a loan is placed on nonaccrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for possible loan losses. Thereafter, interest on nonaccrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectibility of outstanding principal is doubtful, such cash received is applied as a reduction of principal. A nonaccrual loan may be restored to an accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt.

                  Loans not on nonaccrual status are classified as impaired in certain cases when there is inadequate protection by the current net worth and financial capacity of the borrower or of the collateral pledged, if any. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that Legends Bank will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet Legends Bank criteria for nonaccrual status.

                  Generally, Legends Bank also classifies as impaired any loans the terms of which have been modified in a troubled debt restructuring. Interest is generally accrued on such loans that continue to meet the modified terms of their loan agreements.

                  Legends Bank's charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged off in the month when they are considered uncollectible.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


         (E)      ALLOWANCE FOR POSSIBLE LOAN LOSSES

                  The provision for possible loan losses represents a charge to earnings necessary, after loan charge-offs and recoveries, to maintain the allowance for possible loan losses at an appropriate level which is adequate to absorb estimated losses inherent in the loan portfolio. Such estimated losses arise primarily from the loan portfolio but may also be derived from other sources, including commitments to extend credit and standby letters of credit. The level of the allowance is determined on a quarterly basis using procedures which include: (1) categorizing commercial and commercial real estate loans into risk categories to estimate loss probabilities based primarily on the historical loss experience of those risk categories and current economic conditions; (2) analyzing significant commercial and commercial real estate credits and calculating specific reserves as necessary; (3) assessing various homogeneous consumer loan categories to estimate loss probabilities based primarily on historical loss experience; (4) reviewing unfunded commitments; and (5) considering various other factors, such as changes in credit concentrations, loan mix, and economic conditions which may not be specifically quantified in the loan analysis process.

                  The allowance for possible loan losses consists of an allocated portion and an unallocated, or general portion. The allocated portion is maintained to cover estimated losses applicable to specific segments of the loan portfolio. The unallocated portion is maintained to absorb losses which probably exist as of the evaluation date but are not identified by the more objective processes used for the allocated portion of the allowance due to risk of errors or imprecision. While the total allowance consists of an allocated portion and an unallocated portion, these terms are primarily used to describe a process. Both portions of the allowance are available to provide for inherent loss in the entire portfolio.

                  The allowance for possible loan losses is increased by provisions for possible loan losses charged to expense and is reduced by loans charged off net of recoveries on loans previously charged off. The provision is based on management's determination of the amount of the allowance necessary to provide for estimated loan losses based on its evaluation of the loan portfolio. Determining the appropriate level of the allowance and the amount of the provision involves uncertainties and matters of judgment and therefore cannot be determined with precision.

         (F)      SECURITIES

                  Legends Bank accounts for securities under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under the provisions of the Statement, securities are to be classified in three categories and accounted for as follows:

                  -        SECURITIES HELD-TO-MATURITY

                           Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. No securities have been classified as securities held-to-maturity.

                  -        TRADING SECURITIES

                           Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. No securities have been classified as trading securities.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


                  -        SECURITIES AVAILABLE-FOR-SALE

                           Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

                  Legends Bank has classified all its securities as securities available-for-sale.

                  Realized gains or losses from the sale of securities are recognized upon realization based upon the specific identification method.

         (G)      BANK PREMISES AND EQUIPMENT

                  Bank premises and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Gain or loss on items retired and otherwise disposed of is credited or charged to operations and cost and related accumulated depreciation are removed from the asset and accumulated depreciation accounts.

                  Expenditures for major renewals and improvements of bank premises and equipment are capitalized and those for maintenance and repairs are charged to earnings as incurred.

         (H)      LONG-LIVED ASSETS

                  Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Legends Bank has determined that no impairment loss need be recognized for its long-lived assets.

         (I)      CASH AND CASH EQUIVALENTS

                  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and Federal funds sold. Generally, Federal funds sold are purchased and sold for one-day periods. Legends Bank maintains deposits in excess of the Federal insurance amounts with other financial institutions. Management makes deposits only with financial institutions it considers to be financially sound.

         (J)      INCOME TAXES

                  Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax asset and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

         (K)      ADVERTISING COSTS

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


                  Advertising costs are expensed when incurred.

         (L)      OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

                  In the ordinary course of business Legends Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

         (M)      STOCK DIVIDEND

                  Legends Financial's Board of Directors voted a stock split to be effected in the form of a 1 for 5 stock dividend for stockholders of record as of September 17, 2002. Each stockholder received one additional share for each five shares owned with no allowance for fractional shares. Share and share data included in these financial statements have been restated to give effect to the stock split effected in the form of a stock dividend.

(2)      LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

         The detail of loans at December 31, 2001 and 2000 is as follows:

                                                    In Thousands
                                              -------------------------
                                                2001             2000
                                              --------         --------
Commercial, financial and agricultural        $ 17,641            8,781
Installment                                      4,222            3,104
Real estate - mortgage                          28,441           23,570
Real estate - construction                      12,746            7,260
                                              --------         --------
                                                63,050           42,715
Allowance for possible loan losses                (755)            (552)
                                              --------         --------
                                              $ 62,295           42,163
                                              ========         ========

         At December 31, 2001, variable rate and fixed rate loans totaled $29,304,000 and $33,746,000, respectively. At December 31, 2000, variable rate and fixed rate loans totaled $22,568,000 and $20,147,000, respectively.

         The principal maturities on loans at December 31, 2001 are as follows:

                                                             In Thousands
                              ------------------------------------------------------------------------
                               Commercial,
                                Financial
                                  and                       Real estate -    Real estate -
                              Agricultural    Installment     Mortgage       Construction       Total
                              ------------   ------------   ------------    -------------   ----------
        3 months or less      $      9,609            957          5,039          11,395        27,000
        3 to 12 months                 522            335          1,613             536         3,006
        1 to 5 years                 6,684          2,847         20,635             815        30,981
        over 5 years                   826             83          1,154              --         2,063
                              ------------   ------------   ------------    -------------   ----------
                              $     17,641          4,222         28,441          12,746        63,050
                              ============   ============   ============    =============   ==========

         In the normal course of business, Legends Bank has made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating $2,460,000 and $2,431,000 at December 31, 2001 and 2000, respectively. As of December 31, 2001 and 2000, none of these loans were restructured, nor were any related party loans charged off in 2001 or 2000.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


         An analysis of the activity with respect to such loans to related parties is as follows:

                                                  In Thousands
                                           -------------------------
                                             2001             2000
                                           --------         --------
         Balance, January 1                $  2,431            2,641
         New loans during the year            1,701              678
         Repayments during the year          (1,672)            (888)
                                           --------         --------
         Balance, December 31              $  2,460            2,431
                                           ========         ========

         Transactions in the allowance for possible loan losses of Legends Bank for the years ended December 31, 2001 and 2000 are summarized as follows:

                                                              In Thousands
                                                       -------------------------
                                                         2001             2000
                                                       --------         --------

         Balance - beginning of year                   $    552              324
         Provision charged to operating expense             307              246
         Loans charged off                                 (109)             (18)
         Recoveries                                           5               --
                                                       --------         --------
         Balance - end of year                         $    755              552
                                                       ========         ========


         Legends Bank's principal customers are basically in the Middle Tennessee area with a concentration in Montgomery County. Credit is extended to businesses and individuals and is evidenced by promissory notes. The terms and conditions of the loans including collateral varies depending upon the purpose of the credit and the borrower's financial condition.

         There were no restructured loans outstanding at December 31, 2001 and 2000. The Company had $18,000 and $7,000, respectively, of nonaccrual loans outstanding as of December 31, 2001 and 2000, respectively. The impact on interest income in 2001, 2000 and 1999 was not significant.

         Impaired loans and related loan loss reserve amounts at December 2001 and 2000 were as follows:

                                            In Thousands
                                    ---------------------------
                                      2001               2000
                                    --------           --------
         Recorded investment        $  2,055             733
         Loan loss reserve          $    146             110

         The average recorded investment in impaired loans for the year ended December 2001 was $1,394,000.

         The related total amount of interest income recognized on the accrual basis for the period that such loans were impaired was $120,000 for 2001.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999

(3)      DEBT AND EQUITY SECURITIES

         Debt and equity securities have been classified in the balance sheet according to management's intent. Legends Bank classification of securities at December 31, 2001 was as follows:

                                                                          In Thousands
                                             ------------------------------------------------------------------------
                                                                  Securities Available-For-Sale
                                             ------------------------------------------------------------------------
                                                                              2001
                                             ------------------------------------------------------------------------
                                                                    Gross              Gross              Estimated
                                              Amortized           Unrealized         Unrealized             Market
                                                Cost                Gains              Losses               Value
                                             ------------        ------------        ------------        ------------
         U.S. Treasury and other U.S.
           government agencies and
           corporations                      $      4,363                  12                  30               4,345
         Mortgage-backed securities                14,969                  63                  --              15,032
         Federal Home Loan Bank stock                 201                  --                  --                 201
         The Bankers Bank stock                       162                  --                  --                 162
                                             ------------        ------------        ------------        ------------
                                             $     19,695                  75                  30              19,740
                                             ============        ============        ============        ============

         Legends Bank classification of securities at December 31, 2000 was as follows:

                                                                          In Thousands
                                             -----------------------------------------------------------------------
                                                                  Securities Available-For-Sale
                                             -----------------------------------------------------------------------
                                                                              2000
                                             -----------------------------------------------------------------------
                                                                    Gross               Gross             Estimated
                                              Amortized           Unrealized          Unrealized           Market
                                                 Cost               Gains              Losses               Value
                                             ------------        ------------        ------------        ------------
         U.S. Treasury and other U.S.
           government agencies and
           corporations                      $      6,503                   2                  37               6,468
         Mortgage-backed securities                14,496                  85                  94              14,487
         Federal Home Loan Bank stock                 131                  --                  --                 131
         The Bankers Bank stock                       160                  --                  --                 160
                                             ------------        ------------        ------------        ------------
                                             $     21,290                  87                 131              21,246
                                             ============        ============        ============        ============

         Included in mortgage backed securities as of December 31, 2001 and 2000, are collateralized mortgage obligations with a market value of $6,211,000 (amortized cost of $6,195,000) and $4,908,000 (amortized cost of $5,002,000), respectively. The effective yield at December 31, 2001 and 2000, on collateralized mortgage obligations was 4.7% and 7.7%, respectively.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


         The amortized cost and estimated market value of debt and equity securities at December 31, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                            In Thousands
                                                       -------------------------
                                                                       Estimated
                                                                        Market
         Securities Available-For-Sale                   Cost           Value
         -----------------------------                 --------        --------
         Due in one year or less                       $     --              --
         Due after one year through five years              610             619
         Due after five years through ten years              --              --
         Due after ten years                              4,185           4,160
                                                       --------        --------
                                                          4,795           4,779
         Mortgage-backed securities                      14,537          14,598
         Federal Home Loan Bank stock                       201             201
         The Bankers Bank stock                             162             162
                                                       --------        --------

                                                       $ 19,695          19,740
                                                       ========        ========

         Included within the securities portfolio is stock of The Bankers Bank and the Federal Home Loan Bank amounting to $162,000 and $201,000, respectively, at December 31, 2001. The stock can be sold back only at par and only to The Bankers Bank and the Federal Home Loan Bank or to another member institution.

         The Company recognized gross gains of $115,000, $6,000 and $13,000 on the gross sales of securities totaling $6,388,000, $6,499,000 and 1,952,000, respectively, during 2001, 2000 and 1999.

         Investment securities carried in the balance sheet of $14,107,000 (amortized cost of $14,012,000) and $15,035,000 (amortized cost of $15,146,000) as of December 31, 2001 and 2000, respectively, were pledged to secure public and trust deposits and for other purposes as required or permitted by law.

(4)      BANK PREMISES AND EQUIPMENT

         The detail of bank premises and equipment at December 31, 2001 and 2000 is as follows:

                                                     In Thousands
                                              -------------------------
                                                2001             2000
                                              --------         --------
         Land                                 $    599              599
         Buildings                               2,053            2,052
         Leasehold improvements                    299              213
         Furniture and fixtures                    178              153
         Equipment and software                    906              718
         Construction in process                    --                3
                                              --------         --------
                                                 4,035            3,738
         Less accumulated depreciation            (617)            (345)
                                              --------         --------
                                              $  3,418            3,393
                                              ========         ========

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


(5)      DEPOSITS

         Deposits at December 31, 2001 and 2000 are summarized as follows:

                                                                 In Thousands
                                                          ------------------------
                                                            2001            2000
                                                          --------        --------
         Demand deposits                                  $ 13,816           7,313
         Savings deposits                                      956             562
         Negotiable order of withdrawal                      6,145           3,354
         Money market demand accounts                       12,832          15,554
         Certificates of deposit and individual
           retirement accounts $100,000 or greater          22,688          17,399
         Other certificates of deposit                      16,225          12,578
         Other individual retirement accounts                  776             737
                                                          --------        --------
                                                          $ 73,438          57,497
                                                          ========        ========

         Principal maturities of certificates of deposit and individual retirement accounts at December 31, 2001 are as follows:

                                                 In Thousands
                             -----------------------------------------------------
                             Single Deposits    Single Deposits
             Maturity        Under $100,000      Over $100,000          Total
             --------        ---------------    ---------------    ---------------
         3 months or less    $         5,305              9,527             14,832
         3 to 12 months                9,600             12,165             21,765
         1 to 5 years                  2,050                896              2,946
         After 5 years                    46                100                146
                             ---------------    ---------------    ---------------
                             $        17,001             22,688             39,689
                             ===============    ===============    ===============

         At December 31, 2001 and 2000 certificates of deposit and other deposits in denominations of $100,000 or more amounted to $40,949,000 and $29,867,000, respectively.

(6)      ADVANCES FROM FEDERAL HOME LOAN BANK

         Advances from Federal Home Loan Bank (FHLB) at December 31, 2001 consist of the following:

                                                            Rate at
                                                           December 31,
        Original Note Date          Maturity Date             2001             In Thousands
        ------------------          -------------          ------------        ------------
        October 20, 2000          October 26, 2002            2.25%              $   500
        May 17, 2001              February 15, 2002           4.16%                1,000
        July 18, 2001             July 18, 2002               2.52%                1,000
                                                                                 -------
                                                                                 $ 2,500


         Interest on each advance is based on the three months LIBOR (LIBOR plus 10 basis points for the $1,000,000 advance and LIBOR plus 3 basis points for the $500,000 advance) and is adjusted quarterly.

         Loans totaling $5,400,000 were pledged to FHLB as collateral at December 31, 2001.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


(7)      INCOME TAXES

         The components of the net deferred income tax asset at December 31, 2001 and 2000 are as follows:

                                                  In Thousands
                                            -------------------------
                                              2001             2000
                                            --------         --------
         Deferred tax asset:
           Federal                          $    254              367
           State                                  48               69
                                            --------         --------
                                                 302              436
                                            --------         --------

         Deferred tax liability:
           Federal                               (27)             (24)
           State                                  (5)              (5)
                                            --------         --------
                                                 (32)             (29)
                                            --------         --------

           Total net deferred assets             270              407

         Less valuation allowance               (209)            (407)
                                            --------         --------

           Net deferred assets              $     61               --
                                            ========         ========

         The tax effects of each type of significant item that gave rise to deferred taxes at December 31, 2001 and 2000 are:

                                                                               In Thousands
                                                                         -------------------------
                                                                           2001             2000
                                                                         --------         --------
         Financial statement allowance for loan losses in
           excess of the tax allowance                                   $    253              186

         Excess of depreciation deducted for tax purposes over
           the amounts deducted in the financial statements                    (7)             (26)

         Benefit of net operating loss carryforward                            --              158

         Pre-opening costs amortized over a five-year period for
           tax purposes, expensed for financial statements in
           initial year                                                        49               76

         Excess (deficit) of amortized cost over estimated market
           value related to available-for-sale securities                     (17)              16

         Dividends received not currently taxable                              (8)              (3)
                                                                         --------         --------
                                                                              270              407
         Valuation allowance                                                 (209)            (407)
                                                                         --------         --------

                                                                         $     61               --
                                                                         ========         ========

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


         The components of income tax expense (benefit) are summarized as follows:

                                                                          In Thousands
                                                           ------------------------------------------
                                                             2001             2000             1999
                                                           --------         --------         --------
         Current:
           Federal                                         $     52               68               --
           State                                                  9               12               --
                                                           --------         --------         --------
                                                                 61               80               --
                                                           --------         --------         --------
         Deferred:
           Federal                                              (29)             (37)             (22)
           State                                                 (5)              (7)              (4)
                                                           --------         --------         --------
                                                                (34)             (44)             (26)
                                                           --------         --------         --------
         Benefits from utilization of net operating
          loss carryforwards:
              Federal                                           (52)             (68)              --
              State                                              (9)             (12)              --
                                                           --------         --------         --------
                                                                (61)             (80)              --
                                                           --------         --------         --------

                 Subtotal                                       (34)             (44)             (26)

         Adjustment of valuation allowance
           related to realization of deferred
           tax assets                                            34               44               26
                                                           --------         --------         --------

                 Actual tax expense                        $     --               --               --
                                                           ========         ========         ========

         A reconciliation of actual income tax expense in the financial statements to the "expected" tax expense benefit (computed by applying the statutory Federal income tax rate of 34% to earnings (loss) before income taxes) is as follows:

                                                                             In Thousands
                                                             ------------------------------------------
                                                               2001             2000             1999
                                                             --------         --------         --------
         Computed "expected" tax expense (benefit)           $    170               30             (152)
         State income taxes, net of effect of Federal
           income taxes                                             2                6              (17)
         Disallowed expenses                                        1               --                6
         Utilization of book net operating loss
           carryovers                                            (100)             (80)              --
         Benefit of book net operating losses not
           recognized                                              --               --              163
         Benefit of graduated rates                               (12)              --               --
         Deferred tax benefits not recognized                      --               44               --
         Recognition of deferred tax assets                       (61)              --               --
                                                             --------         --------         --------

                   Actual tax expense                        $     --               --               --
                                                             ========         ========         ========


(8)      COMMITMENT AND CONTINGENCIES

         Legends Bank currently has two leases related to the operation of two branches. One lease entered into in 1998 is for a period of five years and can be renewed for two consecutive five year terms. The other lease was entered into during 2001 and is for a period of three years and can be renewed for two consecutive three year terms.

                                  LEGENDS

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


         Minimum future rental payments required under the terms of the leases are as follows:

                 Year Ending
                 December 31,                 (In Thousands)
                 ------------                 --------------
                      2002                     $       54
                      2003                             52
                                               ----------
                                               $      106
                                               ==========

         Total rent expense under the leases amounted to $55,258, $35,552 and $30,000 during the years ended December 31, 2001, 2000 and 1999, respectively.

(9)      FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         Legends Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement Legends Bank has in particular classes of financial instruments.

         Legends Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. Legends Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                            (In Thousands)
                                                            -------------
        Financial instruments whose contract
          amounts represent credit risk:
             Commercial loan commitments                    $       8,702
             Unfunded lines-of-credit                               1,489
             Letters of credit                                        244
                                                            -------------

                    Total                                   $      10,435
                                                            =============

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. Legends Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by Legends Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral normally consists of real property.

(10)     CONCENTRATION OF CREDIT RISK

         Practically all of Legends Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in Legends Bank's market area. Practically all such customers are depositors of Legends Bank. The concentrations of credit by type of loan are set forth in note 2 to the financial statements.

(11)     EMPLOYEE BENEFIT PLAN

         During 1999 Legends Bank implemented a 401(K) plan which covers eligible employees. All full time employees are eligible to participate. The plan provides for both employee and employer contributions.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


         For the years ended December 31, 2001, 2000, and 1999 Legends Bank contributed $26,000, $9,000 and $6,964, respectively.

(12)     REGULATORY MATTERS AND RESTRICTIONS ON DIVIDENDS

         Legends Bank is subject to regulatory capital requirements administered by the Federal Deposit Insurance Corporation and the Tennessee Department of Financial Institutions. Failure to meet capital requirements can initiate certain mandatory -- and possibly additional discretionary-actions by regulators that could, in that event, have a direct material effect on the institution's financial statements. The relevant regulations require Legends Bank to meet specific capital adequacy guidelines that involve quantitative measures of Legends Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting principles. Legends Bank's capital classifications are also subject to qualitative judgments by the Regulators about components, risk weightings and other factors. Those qualitative judgments could also affect Legends Bank's capital status and the amount of dividends Legends Bank may distribute.

         Legends Bank is required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. Legends Bank is required to have a minimum Tier I and Total Capital ratios of 4.0% and 8.0%, respectively. The actual ratios were 18.0% and 19.1% at December 31, 2001 and 25.4% and 26.6% at December 31, 2000.
         The leverage ratios at December 31, 2001 and 2000 were 15.2% and 17.9%, respectively, and the minimum requirement was 4.0%.

(13)     SHAREHOLDER AGREEMENT

         In November of 2000 the Board of Directors at Legends Bank approved a Shareholder Agreement which among other things granted Board of Director members and certain executive officers of Legends Bank the first right of refusal to purchase each other's stock in the event a bona fide offer is made to purchase such stock and the shareholder consents to the sale.

(14)     STOCK OPTION ARRANGEMENT

         In December, 1998, the Board of Directors of Legends Bank approved the Legends Bank 1998 Stock Option Arrangement (the "1998 Arrangement"). The Arrangement provides for the granting of stock options, and authorizes the issuance of common stock upon the exercise of such options, for up to 74,400 shares of common stock, to officers of Legends Bank and up to 33,600 shares of common stock to the Directors of Legends Bank.

         Under the Stock Option Arrangement, stock option awards may be granted in the form of incentive stock options or nonstatutory stock options, and are generally exercisable for up to five years following the date such option awards are granted. Exercise prices of incentive stock options must be equal to or greater than 100% of the fair market value of the common stock on the grant date.

         In April of 2001 the Board of Directors of Legends Bank approved the 2001 Stock Option Plan (the "2001 Plan"). The 2001 Plan provides for the granting of 215,998 shares of stock available for options. Under the 2001 Plan, stock option awards may be granted in the form of incentive stock options or nonstatutory stock options and are exercisable over three to six years. As of December 31, 2001, 173,160 options had been granted.


         On September 17, 2002, the Board of Directors approved a stock split effected in the form of a one for five stock dividend. The stock dividend also applied to all option arrangements and as such the number of options, exercise prices and related earnings per share disclosures have been retroactively adjusted to reflect the dividend.

         Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation" sets forth the methods for recognition of cost of arrangements similar to those of Legends Bank. As is permitted, management has elected to continue accounting for the arrangement under APB Opinion 25 and related Interpretations in accounting for its arrangement. However, under SFAS No. 123, Legends Bank is required to make proforma disclosures as if cost had been recognized in accordance with the pronouncement. Had compensation cost for Legends Bank's stock option arrangement been determined based

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


         on the fair value at the grant dates for awards under the arrangement consistent with the method of SFAS No. 123, Legends Bank's net earnings
         (loss) and basic earnings (loss) per common share and diluted earnings
         (loss) per common share would have been reduced to the proforma amounts indicated below.


                                                                          In Thousands,
                                                                            Except Per
                                                                          Share Amounts
                                                            -----------------------------------------
                                                              2001            2000             1999
                                                            --------        --------         --------
         Net earnings (loss)             As Reported        $    499        $     88         $   (447)
                                         Proforma           $    310        $     58         $   (501)

         Basic earnings (loss)           As Reported        $    .36        $    .06         $   (.40)
             per common share            Proforma           $    .23        $    .04         $   (.45)

         Diluted earnings (loss)         As Reported        $    .36        $    .06         $   (.40)
             per common share            Proforma           $    .22        $    .04         $   (.45)


         A summary of the stock option activity is as follows:

                                            2001                             2000                           1999
                                   ------------------------        -------------------------        -----------------------
                                                   Weighted                         Weighted                         Weighted
                                                   Average                          Average                          Average
                                                   Exercise                         Exercise                         Exercise
                                    Shares          Price           Shares           Price           Shares           Price
                                   --------        --------        --------         --------        --------         --------
         Outstanding at
           beginning of              93,600        $   8.33         107,760         $   8.33         108,000         $   8.33
           year
         Granted                    173,160           18.75              --               --              --               --
         Exercised                   (1,020)           8.33         (13,920)            8.33              --               --
         Forfeited                       --              --            (240)            8.33            (240)            8.33
                                   --------        --------        --------         --------        --------         --------
         Outstanding at end
           end of year              265,740        $  15.13          93,600         $   8.33         107,760         $   8.33
                                   ========        ========        ========         ========        ========         ========

         Options
         exercisable
           at year end               89,606                          29,681                           21,920
                                   ========                        ========                         ========


         The following table summarizes information about fixed stock options outstanding at December 31, 2001:

                                           Options Outstanding                         Options Exercisable
                             -----------------------------------------------       ---------------------------
                                                                  Weighted
                                                Weighted           Average                            Weighted
           Range of            Number            Average          Remaining          Number            Average
           Exercise          Outstanding        Exercise         Contractual       Exercisable        Exercise
            Prices           at 12/31/01          Price             Life           at 12/31/01          Price
           --------          -----------        --------         -----------       -----------        --------
           $   8.33             92,580          $   8.33            7 years           50,340          $   8.33
           $  18.75            173,160          $  18.75          9.3 years           39,266          $  18.75

         The fair value of options granted in 2001 was $3.05 for each option. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions: risk free rate at 5.22%; expected life of seven years, volatility of .01%; and dividend yield of 2.67%. The dividend yield was computed assuming an 18% return on equity with a 30% dividends to earnings payout ratio. There were no options granted in 2000 or 1999.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


(15)     EARNINGS PER SHARE

         Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share" establishes uniform standards for computing and presenting earnings per share. The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the period. For Legends Bank the computation of diluted earnings per share begins with the basic earnings per share plus the effect of common shares contingently issuable from stock options and warrants. The weighted average number of shares used in the computation of earnings per shares have been retroactively adjusted to reflect the effects of a stock split effected in the form of a one for five stock dividend declared on September 17, 2002.

         The following is a summary of the components comprising basic and diluted earnings (loss) per share (EPS):

                                                                                In Thousands,
                                                                       Except Share and Per Share Amounts
                                                                 ----------------------------------------------
                                                                       2001            2000             1999
                                                                 ----------        ----------        ----------
         Basic EPS Computation:
           Numerator - Net earnings (loss) for the period        $      499        $       88        $     (447)
                                                                 ----------        ----------        ----------

           Denominator - Weighted average number
              of common shares outstanding                        1,369,968         1,355,899         1,106,082
                                                                 ----------        ----------        ----------
                  Basic earnings (loss) per common share         $      .36        $      .06        $     (.40)
                                                                 ==========        ==========        ==========

         Diluted EPS Computation:
           Numerator - Net earnings (loss) for the period        $      499        $       88        $     (447)
                                                                 ----------        ----------        ----------

           Denominator:
              Weighted average number of common
                shares outstanding                                1,369,968         1,355,899         1,106,082

              Effect of stock options                                16,930             8,159                --
                                                                 ----------        ----------        ----------
                                                                  1,386,898         1,364,058         1,106,082
                                                                 ----------        ----------        ----------

                  Diluted earnings (loss) per common
                    share                                        $      .36        $      .06        $     (.40)
                                                                 ==========        ==========        ==========

(16)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments" requires that Legends Bank disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for Legends Bank's financial instruments.

         Cash and short-term investments

                  For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

         Investments and Mortgage-Backed Securities

                  The carrying amounts for short-term securities approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term securities and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


                  SFAS No. 107 specifies that fair values should be calculated based on the value of one unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, or estimated transaction costs. Accordingly, these considerations have not been incorporated into the fair value estimates.

         Loans

                  Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, mortgage, credit card and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.

                  The fair value of the various categories of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining average estimated maturities.

                  The estimated maturity for mortgages is modified from the contractual terms to give consideration to management's experience with prepayments. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented below would be indicative of the value negotiated in an actual sale.

                  The value of the loan portfolio is also discounted in consideration of the credit quality of the loan portfolio as would be the case between willing buyers and sellers. Particular emphasis has been given to loans on the subsidiary bank's internal watch list. Valuation of these loans is based upon borrower performance, collateral values (including external appraisals), etc.

         Deposit Liabilities

                  The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. Under the provision of SFAS No. 107 the fair value estimates for deposits does not include the benefit that results from the low cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

         Securities Sold Under Repurchase Agreements

                  The securities sold under repurchase agreements are payable upon demand. For this reason the carrying amount is a reasonable estimate of fair value.

         Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written

                  Loan commitments are made to customers generally for a period not to exceed one year and at the prevailing interest rates in effect at the time the loan is closed. Commitments to extend credit related to construction loans are made for a period not to exceed six months with interest rates at the current market rate at the date of closing. In addition, standby letters of credit are issued for periods up to three years with rates to be determined at the date the letter of credit is funded. Fees are only charged for the construction loans and the standby letters of credit and the amounts unearned at December 31, 2001 and 2000 are insignificant. Accordingly, these commitments have no carrying value and management estimates the commitments to have no significant fair value.

                                  LEGENDS BANK

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2001, 2000 AND 1999


                  The carrying value and estimated fair values of Legends Bank financial instruments at December 31, 2001:

                                                          In Thousands
                                                    -------------------------
                                                              2001
                                                    -------------------------
                                                    Carrying           Fair
                                                     Amount            Value
                                                    --------         --------
         Financial assets:
           Cash and short-term investments          $  3,826            3,826
           Securities                                 19,740           19,740
           Loans                                      63,050
           Less:  allowance for loan losses             (755)
                                                    --------         --------
           Loans, net of allowance                    62,295           62,835
                                                    --------         --------

         Financial liabilities:
           Deposits                                   73,438           74,011
           Advances from FHLB                          2,500            2,500

         Unrecognized financial instruments:
              Commitments to extend credit                --               --
              Standby letters of credit                   --               --

         Limitations

                  Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time Legends Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of Legends Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                  Fair value estimates are based on estimating on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, Legends Bank has a mortgage department that contributes net fee income annually. The mortgage department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and liabilities and property, plant and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                        LEGENDS FINANCIAL HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS

                     SEPTEMBER 30, 2002 AND DECEMBER 31 2001

                                   (UNAUDITED)


                                                                                           September 30,      December 31,
                                                                                               2002               2001
                                                                                            ----------         ----------
                                                                                                    (In Thousands)
                                   Assets

         Loans, less allowance for possible loan losses of $700,000 and $755,000,
            respectively                                                                    $   73,823         $   62,295
         Securities available-for-sale, at market (amortized cost of $23,789,000 and
            $19,695,000, respectively)                                                          24,052             19,740
         Federal funds sold                                                                      2,361                 --
                                                                                            ----------         ----------
                         Total earning assets                                                  100,236             82,035
                                                                                            ----------         ----------

         Cash and due from banks                                                                 4,754              3,826
         Bank premises and equipment, net                                                        3,677              3,418
         Other real estate                                                                          --                174
         Accrued interest receivable                                                               520                445
         Other assets                                                                              241                 67
         Deferred tax asset, net                                                                   208                 61
                                                                                            ----------         ----------

                         Total assets                                                       $  109,636         $   90,026
                                                                                            ==========         ==========

                             Liabilities and Stockholders' Equity

         Deposits                                                                           $   92,319         $   73,438
         Advances from Federal Home Loan Bank                                                    3,000              2,500
         Federal funds purchased                                                                    --                483
         Accrued interest payable                                                                  307                453
         Income taxes payable                                                                       94                  2
         Accounts payable and other liabilities                                                    201                 80
                                                                                            ----------         ----------
                         Total liabilities                                                      95,921             76,956
                                                                                            ----------         ----------

         Stockholders' equity:
            Preferred stock, no par value, authorized 1,000,000 shares,
              no shares issued                                                                      --                 --
            Common stock, par value $1 per share, authorized 2,000,000,
              1,376,222 and 1,370,702 shares issued and outstanding, respectively                1,376              1,142
            Additional paid-in capital                                                          12,246             12,434
            Deficit                                                                               (170)              (551)
            Net unrealized gain (loss)on available-for-sale securities                             263                 45
                                                                                            ----------         ----------
                         Total stockholders' equity                                             13,715             13,070
                                                                                            ----------         ----------

                         Total liabilities and stockholders' equity                         $  109,636         $   90,026
                                                                                            ==========         ==========

                        LEGENDS FINANCIAL HOLDINGS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

                                   (UNAUDITED)

                                                                   Three Months Ended          Nine Months Ended
                                                                      September 30,               September 30,
                                                                  --------------------        --------------------
                                                                   2002          2001          2002          2001
                                                                  ------        ------        ------        ------
                                                                  (In Thousands Except        (In Thousands Except
                                                                    Per Share Amounts)          Per Share Amounts)
         Interest income:
            Interest and fees on loans                            $1,296        $1,166        $3,629        $3,293
            Interest and dividends on taxable securities             282           331           847         1,040
            Interest on Federal funds sold                             8             7            21            48
                                                                  ------        ------        ------        ------
                       Total interest income                       1,586         1,504         4,497         4,381
                                                                  ------        ------        ------        ------

         Interest expense:
            Interest on negotiable order of withdrawal                72            66           202           249
              accounts
            Interest on money market and savings accounts             80            98           240           337
            Interest on certificates of deposits                     312           481         1,052         1,479
            Interest on Federal funds purchased                       --             1            10             7
            Interest on short-term borrowings                         23            34            61            99
                                                                  ------        ------        ------        ------
                       Total interest expense                        487           680         1,565         2,171
                                                                  ------        ------        ------        ------

         Net interest income before provision for possible
            loan losses                                            1,099           824         2,932         2,210

         Provision for possible loan losses                          257           110           514           254
                                                                  ------        ------        ------        ------
         Net interest income after provision for possible            842           714         2,418         1,956
                                                                  ------        ------        ------        ------
            loan losses


         Non-interest income:
            Service charges on deposit accounts                       76            70           212           183
            Other fees and commissions                                92            45           209           171
            Security gains                                            51            63           142           100
                                                                  ------        ------        ------        ------
                       Total non-interest income                     219           178           563           454
                                                                  ------        ------        ------        ------

         Non-interest expenses:
            Employee salaries and benefits                           440           347         1,261         1,046
            Occupancy expenses, net                                   65            61           187           173
            Furniture and equipment expense                           85            85           262           248
            Data processing expense                                   60            48           167           144
            Advertising expense                                       28            25            95            75
            Other operating expenses                                 212           163           611           436
            Loss on other real estate                                 --            --            17            --
                                                                  ------        ------        ------        ------

                       Total non-interest expense                    890           729         2,600         2,122
                                                                  ------        ------        ------        ------

                       Earnings before income taxes                  171           163           381           288

         Income taxes                                                 --            --            --            --
                                                                  ------        ------        ------        ------

                       Net earnings                               $  171        $  163        $  381        $  288
                                                                  ======        ======        ======        ======

         Basic earnings per common share                          $  .12        $  .12        $  .28        $  .21
                                                                  ======        ======        ======        ======

         Diluted earnings per common share                        $  .12        $  .12        $  .27        $  .21
                                                                  ======        ======        ======        ======

                        LEGENDS FINANCIAL HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS

         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

                                   (UNAUDITED)


                                                                    Three Months Ended             Nine Months Ended
                                                                       September 30,                 September 30,
                                                                   ---------------------         ---------------------
                                                                    2002           2001           2002           2001
                                                                   ------         ------         ------         ------
                                                                       (In Thousands)               (In Thousands)

         Net earnings                                              $  171         $  163         $  381         $  288
                                                                   ------         ------         ------         ------

         Other comprehensive earnings:
            Unrealized gains (losses) on available-for-sale
              securities arising during period                        199            222            360            334

            Less:  reclassification adjustment for (gains)
              losses included in earnings                             (51)           (63)          (142)          (100)
                                                                   ------         ------         ------         ------

                    Other comprehensive earnings                      148            159            218            234
                                                                   ------         ------         ------         ------

                    Comprehensive earnings                         $  319         $  322         $  599         $  522
                                                                   ======         ======         ======         ======

                        LEGENDS FINANCIAL HOLDINGS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                                    In Thousands
                                                             ----------------------------------------------------------
                                                                                               Net Unrealized
                                                                                                    Gains
                                                                      Additional   Retained     On Available-
                                                             Common    Paid-In     Earnings       For-Sale
                                                             Stock     Capital     (Deficit)     Securities      Total
                                                             ------   ----------   ---------   ---------------   ------
Balance December 31, 2001..................................  $1,142     12,434        (551)           45         13,070
Issuance of 4,600 shares of $1 par value common stock......       5         41          --            --             46
Stock split effected in the form of a stock dividend
  declared 1 share for every 5 outstanding.................     229       (229)         --            --             --
Net change in unrealized gain on available-for-sale
  securities during the year, net of taxes of $135,000.....      --         --          --           218            218
Net earnings for the nine months ended September 30, 2002..      --         --         381            --            381
                                                             ------     ------       -----           ---         ------
Balance September 30, 2002.................................  $1,376     12,246        (170)          263         13,715
                                                             ======     ======       =====           ===         ======

                        LEGENDS FINANCIAL HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                   (UNAUDITED)



                                                                               2002               2001
                                                                            ----------         ----------
                                                                                    (In Thousands)
         Cash flows from operating activities:
            Interest received                                               $    4,412         $    4,330
            Fees received                                                          421                354
            Interest paid                                                       (1,493)            (2,156)
            Cash paid to suppliers and employees                                (2,578)            (1,883)
            Taxes paid                                                             (55)                --
                                                                            ----------         ----------
            Net cash provided by operating activities                              707                645
                                                                            ----------         ----------

         Cash flows from investing activities:
            Purchase of available-for-sale securities                          (17,588)            (8,361)
            Proceeds from maturities/calls and principal payments of
              available-for-sale securities                                      3,948              5,478
            Loans made to customers, net of repayments                         (12,042)           (14,926)
            Purchase of bank premises and equipment                               (480)              (277)
            Proceeds from sales of available-for-sale securities                 9,626              4,923
            Proceeds from sales of other real estate                               174                 --
                                                                            ----------         ----------
            Net cash used in investing activities                              (16,362)           (13,163)
                                                                            ----------         ----------

         Cash flows from financing activities:
            Net increase in non-interest bearing, savings and NOW
              deposit accounts                                                  21,477              7,793
            Net increase (decrease) in time deposits                            (2,596)             3,139
            Decrease in Federal funds purchased                                   (483)                --
            Proceeds from sale of common stock                                      46                  3
            Proceeds from short-term borrowings                                    500              1,000
                                                                            ----------         ----------
            Net cash provided by financing activities                           18,944             11,935
                                                                            ----------         ----------

         Net increase (decrease) in cash and cash equivalents                    3,289               (583)

         Cash and cash equivalents at beginning of period                        3,826              4,747
                                                                            ----------         ----------

         Cash and cash equivalents at end of period                         $    7,115         $    4,164
                                                                            ==========         ==========

                        LEGENDS FINANCIAL HOLDINGS, INC.

                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                   (UNAUDITED)



                                                                                     2002             2001
                                                                                   --------         --------
                                                                                        (In Thousands)
         Reconciliation of net earnings to net cash provided by
           operating activities:
              Net earnings                                                         $    381         $    288
              Adjustments to reconcile net earnings to net cash provided by operating activities:
                  Depreciation, amortization and accretion                              283              186
                  Provision for possible loan losses                                    514              254
                  Securities gains                                                     (142)            (100)
                  Increase in accrued interest receivable                               (75)              --
                  Increase in deferred tax asset                                        (55)              --
                  Increase in other assets                                             (174)             (51)
                  Decrease in accrued interest payable                                 (146)             (11)
                  Increase in other liabilities and accounts payable                    121               79
                                                                                   --------         --------
                         Total adjustments                                              326              357
                                                                                   --------         --------

                         Net cash provided by operating activities                 $    707         $    645
                                                                                   ========         ========

         Supplemental Schedule of Non-Cash Activities:

              Unrealized gain in values of securities available-for-sale           $    218         $    234
                                                                                   ========         ========

                         LEGENDS FINANCIAL HOLDINGS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                   (UNAUDITED)

BASIS OF PRESENTATION

         The unaudited consolidated financial statements include the accounts of Legends Financial Holdings, Inc. ("Legends Financial"), Legends Bank ("Legends Financial"), its wholly-owned subsidiary, and Legends Financial Services, Inc., a wholly-owned subsidiary of Legends Bank. On February 27, 2002, the stockholders of Legends Bank voted to exchange their stock for stock in Legends Financial. Effective July 1, 2002, Legends Financial became a bank holding company within the meaning of Legends Bank Holding Company Act of 1956, as amended. The transaction has been treated as a reorganization for accounting purposes. For comparative purposes all financial information of Legends Bank prior to the reorganization has been presented or included in the financial information of Legends Financial.

         The accompanying consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Certain prior period financial information has been reclassified to conform with current period presentation.

         In the opinion of management, the consolidated financial statements contain all adjustments and disclosures necessary to summarize fairly the financial position of Legends Financial as of September 30, 2002 and December 31, 2001 and the results of operations for the three months and nine months ended September 30, 2002 and 2001, comprehensive earnings for the three months and nine months ended September 30, 2002 and 2001 and changes in cash flows for the nine months ended September 30, 2002 and 2001. All significant intercompany transactions have been eliminated. The interim consolidated financial statements should be read in conjunction with the notes to the December 31, 2001 financial statements presented in Legends Bank's December 31, 2001 Annual Report to Stockholders. The results for interim periods are not necessarily indicative of results to be expected for the complete fiscal year.

ALLOWANCE FOR LOAN LOSSES

         Transactions in the allowance for loan losses were as follows:

                                                                        Nine Months Ended
                                                                          September 30,
                                                                   -------------------------
                                                                     2002             2001
                                                                   --------         --------
                                                                         (In Thousands)
         Balance, January 1, 2002 and 2001, respectively           $    755         $    552
         Add (deduct):
            Losses charged to allowance                                (618)             (93)
            Recoveries credited to allowance                             49                4
            Provision for loan losses                                   514              254
                                                                   --------         --------
         Balance, September 30, 2002 and 2001, respectively        $    700         $    717
                                                                   ========         ========

         The provision for loan losses was $514,000 and $254,000 for the first nine months of 2002 and 2001, respectively. The provision for loan losses is based on past loan experience and other factors which, in management's judgment, deserve current recognition in estimating possible loan losses. Such factors include growth and composition of the loan portfolio, review of specific loan problems, the relationship of the allowance for loan losses to outstanding loans, and current economic conditions that may affect the borrower's ability to repay. Management has in place a system designed to identify and monitor problems on a timely basis.

                         LEGENDS FINANCIAL HOLDINGS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                   (UNAUDITED)

         Legends Financial maintains an allowance for loan losses which management believes is adequate to absorb losses inherent in the loan portfolio. A formal review is prepared quarterly by the Loan Review Committee to assess the risk in the portfolio and to determine the adequacy of the allowance for loan losses. The review includes analysis of historical performance, the level of non-performing and adversely rated loans, specific analysis of certain problem loans, loan activity since the previous assessment, reports prepared by the Loan Review Committee, consideration of current economic conditions, and other pertinent information. The level of the allowance to net loans outstanding will vary depending on the overall results of this bi-monthly assessment. The review is presented to and subsequently approved by the Board of Directors.

EARNINGS PER SHARE

         Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share" establishes uniform standards for computing and presenting earnings per share. SFAS No. 128 replaces the presentation of primary earnings per share with the presentation of basic earnings per share and diluted earnings per share. The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the period. For Legends Bank the computation of diluted earnings per share begins with the basic earnings per share plus the effect of common shares contingently issuable from stock options and warrants.

         The weighted average number of shares used in the computation of earnings per share have been retroactively adjusted to reflect the effects of a stock split effected in the form of a one for five stock dividend declared on September 17, 2002.

         The following is a summary of components comprising basic and diluted earnings per share (EPS) for the three and nine months ended September 30, 2002 and 2001:

                                                                 Three Months Ended                 Nine Months Ended
                                                                    September 30,                      September 30,
                                                           ----------------------------        ----------------------------
          (In Thousands, except share amounts)                2002              2001              2002              2001
                                                           ----------        ----------        ----------        ----------
         Basic EPS Computation:
           Numerator - net earnings (loss)
              available to common shareholders             $      171        $      163        $      381        $      288
                                                           ----------        ----------        ----------        ----------

           Denominator - weighted average number of
              common shares outstanding                     1,373,792         1,369,862         1,372,477         1,369,783
                                                           ----------        ----------        ----------        ----------


           Basic earnings per common share                 $      .12        $      .12        $      .28        $      .21
                                                           ==========        ==========        ==========        ==========

         Diluted EPS Computation:
           Numerator                                       $      171        $      163        $      381        $      288
                                                           ----------        ----------        ----------        ----------

           Denominator:
           Weighted average number of common shares
              outstanding                                   1,373,792         1,369,862         1,372,477         1,369,783

           Dilutive effect of stock options                    14,645             8,393            14,645             8,393
                                                           ----------        ----------        ----------        ----------
                                                            1,388,437         1,378,255         1,387,122         1,378,176
                                                           ----------        ----------        ----------        ----------

         Diluted earnings per common share                 $      .12        $      .12        $      .27        $      .21
                                                           ==========        ==========        ==========        ==========

                        LEGENDS FINANCIAL HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002


Legends Financial Holdings, Inc.
Parent Company Financial Information


                        Legends Financial Holdings, Inc.
                             (Parent Company Only)

                                 Balance Sheet

                               September 30, 2002


                                                            In Thousands
                                                            ------------
                    ASSETS
Cash                                                           $    50*
Investment in commercial bank subsidiary                        13,715*
                                                               -------
      Total assets                                             $13,765
                                                               =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Payable to subsidiary                                          $    50*
Stockholders' equity:
  Common Stock, par value $1.00 per share, authorized
    2,000,000 shares, 1,370,702 shares issued and
    outstanding                                                  1,371
  Additional paid-in capital                                    12,205
  Deficit                                                         (171)
  Net unrealized gains (losses) on available-for-
    sale securities                                                 45
                                                               -------
      Total stockholders' equity                                13,715
                                                               -------
      Total liabilities and stockholders' equity               $13,765
                                                               =======

* Eliminated in consolidation.

                        LEGENDS FINANCIAL HOLDINGS, INC.

Legends Financial Holdings, Inc.
Parent Company Financial Information, Continued

                        Legends Financial Holdings, Inc.
                             (Parent Company Only)

                Statement of Earnings and Comprehensive Earnings

                  for the Three Months Ended September 30, 2002

                                                                        In Thousands
                                                                        ------------
Equity in undistributed earnings of commercial bank subsidiary                171
                                                                            -----

    Net earnings                                                              171

Other comprehensive earnings, net of tax:
    Unrealized gains on available-for-sale securities arising
      during the period                                                       199

    Less: reclassification adjustment for gains included in net
      earnings                                                                (51)
                                                                            -----

          Other comprehensive earnings                                        148
                                                                            -----

          Comprehensive earnings                                            $ 319
                                                                            =====

*Eliminated in consolidation.

                        LEGENDS FINANCIAL HOLDINGS, INC.

Legends Financial Holdings, Inc.
Parent Company Financial Information, Continued

                        Legends Financial Holdings, Inc.
                             (Parent Company Only)

                            Statement of Cash Flows

                 for the Three Months Ended September 30, 2002

                Increase (Decrease) in Cash and Cash Equivalents

                                                         In Thousands
                                                         ------------
Cash flows from operating activities:                       $    --
Cash flows from investing activities:                            --
Cash flows from financing activities:
     Advance from subsidiary                                     50
                                                            -------
     Net cash used in financing activities                       50
                                                            -------
     Net increase (decrease) in cash and cash equivalents        50

Cash and cash equivalents at beginning of year                   --
                                                            -------

Cash and cash equivalents at end of year                    $    50
                                                            =======

                        LEGENDS FINANCIAL HOLDINGS, INC.

Legends Financial Holdings, Inc.
Parent Company Financial Information, Continued

                        Legends Financial Holdings, Inc.
                             (Parent Company Only)

                            Statement of Cash Flows

                 for the Three Months Ended September 30, 2002

                Increase (Decrease) in Cash and Cash Equivalents

                                                                        In Thousands
                                                                            2002
                                                                        ------------
Reconciliation of net earnings to net cash used in operating activities:
    Net earnings                                                           $ 171

Adjustments to reconcile net earnings to net cash used in
  operating activities:
    Equity in earnings of commercial bank subsidiary                        (171)
                                                                           -----
    Total adjustments                                                         --
                                                                           -----
    Net cash used in operating activities                                  $  --
                                                                           -----